As filed with the Securities and Exchange Commission on October 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JABIL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-1886260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Katz

Executive Vice President and General Counsel

Jabil Inc.

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

(727) 577-9749

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Thomas J. Kim

Sidley Austin LLP

1501 K Street, N.W.

Washington, D.C. 20005

(202) 736-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Debt Securities
Preferred Stock, par value $0.001 per share
Common Stock, par value $0.001 per share
Warrants
Depositary Shares
Units

(1)	An indeterminate aggregate offering price or principal amount of debt securities, preferred stock, common stock, warrants, depositary shares that may be issued in the event Jabil Inc. elects to offer fractional interests in preferred stock and units that include two or more of these securities, as may from time to time be issued at indeterminate prices, is being registered hereby.
(2)	Also includes such indeterminate principal amount or number of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, warrants, or convertible or exchangeable debt securities, or preferred stock that provides for exercise or conversion into or purchase of such securities of Jabil Inc. Separate consideration may or may not be received for any debt securities or any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Jabil Inc. is deferring payment of all of the registration fee.

PROSPECTUS

Jabil Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

Units

We may offer and sell from time to time, in one or more offerings: debt securities, preferred stock, common stock, warrants, depositary shares, or units that include two or more of these securities. Our common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “JBL.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the applicable offering.

This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials.

Investing in our securities involves risk. See “Risk Factors” in this prospectus, any accompanying prospectus supplement and in any documents incorporated by reference in this prospectus or any accompanying prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or issuer free writing prospectus and other documents to which we refer you. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to any person to whom it is unlawful to make that offer or solicitation.

The information in this prospectus or any accompanying prospectus supplement may not contain all of the information that may be important to you. You should read this entire prospectus and any accompanying prospectus supplement or issuer free writing prospectus, as well as the documents incorporated by reference in this prospectus and any accompanying prospectus supplement, before making an investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”

When used in this prospectus and any prospectus supplement, unless otherwise specified or the context otherwise requires, the terms the “Company,” “Jabil,” “we,” “our” or “us” refer to Jabil Inc. together with its consolidated subsidiaries unless the context suggests otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of these securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer to or through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

This prospectus does not contain all of the information included in the registration statement of which it forms a part. For further information, we refer you to the entire registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements (such as when we describe what “will,” “may,” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, potential risks pertaining to these future sales and operating results, future prospects, anticipated benefits of proposed (or future) acquisitions, dispositions and new facilities, growth, the capabilities and capacities of business operations, any financial or other guidance, expected capital expenditures and dividends, expected restructuring charges and related savings and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including assumptions about our future operating results and business plans. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved. The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements:

•	fluctuation in our operating results;

•	our dependence on a limited number of customers;

•	our ability to manage growth effectively;

•	competitive factors affecting our customers’ businesses and ours;

•	the susceptibility of our production levels to the variability of customer requirements;

•	our ability to keep pace with technological changes and competitive conditions;

•	our reliance on a limited number of suppliers for critical components;

•	our exposure to the risks of a substantial international operation; and

•	our ability to achieve the expected profitability from our acquisitions.

For a further list and description of various risks, factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in the documents incorporated by reference in this prospectus. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

All forward-looking statements included or incorporated by reference in this prospectus are made only as of their respective dates, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur, or of which we hereafter become aware. You should read this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results or events may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

JABIL INC.

We are one of the leading providers of worldwide electronic manufacturing services and solutions. We provide comprehensive electronics design, production and product management services to companies in the automotive and transportation, capital equipment, consumer lifestyles and wearable technologies, computing and storage, defense and aerospace, digital home, healthcare, industrial and energy, mobility, networking and telecommunications, packaging, point of sale and printing industries. Our services enable our customers to reduce manufacturing costs, improve supply-chain management, reduce inventory obsolescence, lower transportation costs and reduce product fulfillment time. Our manufacturing and supply chain management services and solutions include innovation, design, planning, fabrication and assembly, delivery and managing the flow of resources and products.

We serve our customers primarily through dedicated business units that combine highly automated, continuous flow manufacturing with advanced electronic design and design for manufacturability. We depend, and expect to continue to depend, upon a relatively small number of customers for a significant percentage of our net revenue, which in turn depends upon their growth, viability and financial stability.

We conduct our operations in facilities that are located worldwide, including but not limited to, China, Hungary, Malaysia, Mexico, Singapore and the United States. Our global manufacturing production sites allow customers to manufacture products simultaneously in the optimal locations for their products. Our global presence is key to assessing and executing on our business opportunities.

Our principal executive offices are located at 10560 Dr. Martin Luther King, Jr. Street North St. Petersburg, Florida 33716, and our telephone number is (727) 577-9749.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated by reference in this prospectus. See “Incorporation by Reference” below.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of any securities offered by this prospectus will be used for general corporate purposes. General corporate purposes may include, without limitation:

•	working capital;

•	acquisitions of or investments in other businesses;

•	capital expenditures;

•	repayment of outstanding debt;

•	repurchases of shares of our common stock; and

•	advances to or investments in our subsidiaries.

Pending any specific application described in the applicable prospectus supplement, net proceeds may be initially invested in short-term interest-bearing accounts, securities or similar investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended August 31,
2017	2016	2015	2014	2013
2.4x	3.2x	3.6x	1.4x	3.2x

For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (2) subtracting (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the sum of (i) interest expensed and capitalized from continuing and discontinued operations, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) an estimate of the interest within rental expense from continuing and discontinued operations and (iv) preference security dividend requirements of consolidated subsidiaries.

Because we had no preferred stock outstanding during the fiscal years shown above, a ratio of earnings to combined fixed charges and preferred dividends is not presented.

DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth certain of the material terms and provisions of the debt securities that are common to all series of debt securities that we may offer (unless otherwise indicated in the prospectus supplement relating to a particular series). Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture, dated as of January 16, 2008, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. The indenture, which is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is filed as an exhibit to the registration statement of which this prospectus forms a part and contains the full text of the matters described in this section.

Because the summary of the material provisions of the indenture and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indenture and the debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and the debt securities. Whenever particular articles, sections or defined terms of the indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such statement is made is qualified in its entirety by such reference.

When used in this description of debt securities, unless otherwise specified or the context otherwise requires, the terms the “Company,” “Jabil,” “we,” “our” or “us” refer to solely Jabil Inc. and not to any of its subsidiaries.

General

The prospectus supplement relating to the series of debt securities offered thereby will describe the specific terms of the debt securities offered, including (where applicable):

•	the title or designation of such debt securities;

•	any limit on the aggregate principal amount of such debt securities;

•	the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued;

•	the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest will accrue, or the method or methods, if any, by which such date or dates are to be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the dates on which such interest, if any, will be payable and the record dates, if any, therefor;

•	the place or places where the principal of, premium, if any, and interest, if any, or any Additional Amounts (as defined below) on such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York;

•	if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Jabil or are subject to repurchase at the option of the holders;

•	the terms of any sinking fund or analogous provision;

•	whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series);

•	whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depositary for such global debt security;

•	the person to whom any interest on any registered securities of the series shall be payable, if other than the person in whose name the registered security (or one or more predecessor securities (i.e., every previous debt security evidencing all or a portion of the same indebtedness as that evidenced by such particular debt security)) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the indenture;

•	the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

•	the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	whether the debt securities will be convertible into shares of common stock and/or exchangeable for other securities, whether or not issued by Jabil, and, if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of senior debt securities, whether the senior debt securities of the series will be secured by a pledge of, or security interest in, any assets or property of Jabil and, if so, the specific security provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Jabil in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities; and

•	any other terms of such debt securities.

Debt securities may be issued as original issue discount securities (i.e., debt securities which provide for declarations of amounts less than the principal face amount thereof to be due and payable upon acceleration pursuant to the indenture) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the indenture, the terms of the debt securities of any series may differ, and Jabil, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities or establish additional terms of such series.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of Jabil, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by Jabil at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by Jabil, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Jabil, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Registration, Transfer, Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Jabil may also issue debt securities in bearer form only, or in both registered and bearer form. Bearer securities shall not be offered, sold, resold or delivered in connection with their original issuance in the U.S. or to any U.S. person (as defined below) other than in offices located outside the U.S. of certain U.S. financial institutions. As used herein, “U.S. person” means any citizen or resident of the U.S., any corporation, partnership or other entity created or organized in or under the laws of the U.S., any estate the income of which is subject to U.S. federal income taxation regardless of its source, or any trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, and “U.S.” means, except as may be set forth in the prospectus supplement, the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under U.S. tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer securities.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, if any, and interest, if any, of or on the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Jabil in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security may be made at the option of Jabil by check mailed to the address of the person entitled thereto as such address shall appear on the security register or by transfer to an account maintained by the payee with a bank located in the U.S. No service charge shall be made for any registration of transfer or exchange of debt securities, but Jabil may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith.

Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, interest or additional amounts with respect to any bearer security will be made at any office or agency in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S.; provided, however, that if amounts owing with respect to any bearer securities shall be payable in U.S. dollars, payment with respect to any such bearer securities may be made at the corporate trust office of the trustee or at any office or agency designated by Jabil in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or additional amounts at all offices outside of the U.S. maintained for such purpose by Jabil is illegal or effectively precluded by exchange controls or similar restrictions.

Unless otherwise indicated in the applicable prospectus supplement, Jabil will not be required to do the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of any notice of redemption of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of selection of debt securities for redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•	exchange any bearer security called for redemption except, to the extent provided with respect to such bearer security, that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the indenture; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Certain Covenants

Except as set forth below or in a prospectus supplement, neither Jabil nor any of its subsidiaries will be restricted by the indenture from:

•	incurring any indebtedness or other obligation,

•	paying dividends or making distributions on the capital stock of Jabil or of such subsidiaries, or

•	purchasing or redeeming capital stock of Jabil or such subsidiaries.

In addition, Jabil will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change of control or other events involving Jabil or any of its subsidiaries which may adversely affect the creditworthiness of the debt securities except as may be specified in the applicable prospectus supplement. Among other things, the indenture does not contain covenants designed to afford holders of the debt securities any protections in the event of a highly leveraged or other transaction involving Jabil that may adversely affect holders of the debt securities, except as may be specified in the applicable prospectus supplement.

The indenture contains the following principal covenants, unless otherwise specified in the applicable prospectus supplement:

Limitation on Liens

Jabil will not, and will not permit any restricted subsidiary (as defined below) to create, incur, issue or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guaranties) of Jabil, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facility (as defined below), without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the debt securities of the applicable series (together with, if Jabil so determines, any other indebtedness of Jabil or such restricted subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. Provided, however, that in the case of the Credit Facility, such obligation will arise concurrently with the grant of any lien thereunder, whether or not any indebtedness shall be outstanding under the Credit Facility at such time.

Except in the case of any lien granted under the Credit Facility, the foregoing restriction will not, however, apply to the following:

(i)	liens on property or assets of Jabil or any restricted subsidiary existing on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(ii)	liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Jabil or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Jabil or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iii)	liens on property or assets of Jabil or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Jabil or any restricted subsidiary;

(iv)

liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Jabil or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within 180 days after, the acquisition of such property or assets or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Jabil or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof);

(v)	liens which secure indebtedness owing by a restricted subsidiary to Jabil or to a restricted subsidiary;

(vi)	liens on the property of Jabil or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property subject to such mortgages including mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

(vii)	statutory or common law landlords’, carriers’, warehouseman’s, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

(viii)	liens for taxes, assessments or governmental charges that are not yet delinquent or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

(ix)	zoning restrictions, easements, rights of way or minor defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Jabil or any restricted subsidiary;

(x)	customary deposit or reserve arrangements entered into in connection with acquisitions;

(xi)	liens that are within the general parameters customary in the industry and incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed solely to protect Jabil or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(xii)	liens incurred (a) in connection with workers’ compensation, unemployment insurance or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

(xiii)	liens on receivables, leases or other financial assets incurred in connection with a permitted receivables transaction;

(xiv)	judgment liens against Jabil or any restricted subsidiary not giving rise to an event of default;

(xv)	liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $50,000,000 arising in connection with (a) so-called “synthetic leases” or “tax retention operating leases,” and (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Jabil or a restricted subsidiary;

(xvi)	liens arising in connection with the administration and operation of deposit accounts of Jabil or any Jabil subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein;

(xvii)	liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

(xviii)	liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money; and

(xix)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby.

Except in the case of any lien granted under the Credit Facility (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the debt securities apply), the restriction on liens on property or assets of Jabil or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Jabil or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Jabil and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xix) above) plus attributable debt (as defined below) of Jabil and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in “– Limitation on Sale and Leaseback Transactions” below, that would otherwise be subject to the restrictions described under “– Limitation on Sale and Leaseback Transactions” below does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below).

For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Jabil, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xix) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

For the purposes of the “Limitation on Liens” covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve the creation of indebtedness in an amount equal to the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

Jabil will not, and will not permit any restricted subsidiary to, enter into any arrangement after the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities with any bank, insurance company or other lender or investor (other than Jabil or another restricted subsidiary) providing for the leasing by Jabil or any such restricted subsidiary of any property or assets for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions), which property or assets were or are owned or leased by Jabil or a restricted subsidiary and which have been or are to be sold or transferred by Jabil or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a “sale and leaseback transaction”) unless either:

(i)	Jabil and its restricted subsidiaries would be entitled, pursuant to the provisions described in the “Limitation on Liens” covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt (as defined below) in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of debt securities; or

(ii)	Jabil, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil) to the retirement of notes or other funded debt, as defined below, of Jabil (other than funded debt subordinated to the applicable series of debt securities) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the applicable series of debt securities delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Jabil or a restricted subsidiary, other than the applicable series of debt securities, voluntarily retired by Jabil or a restricted subsidiary within 180 days after such sale or transfer to the trustee for retirement and cancellation, excluding in the case of both (a) and (b), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

Restrictions on Funded Debt of Restricted Subsidiaries

Jabil will not permit any restricted subsidiary to create, incur, issue, assume or guarantee any funded debt. This restriction will not apply if:

(i)	Jabil or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through of the “Limitation on Liens” covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the “Limitation on Sale and Leaseback Transactions” covenant described above in an amount equal to such funded debt, without equally and ratably securing the applicable series of debt securities;

(ii)	such funded debt existed on the date of the original issuance of the applicable series of debt securities or such other date as may be specified for an applicable series of debt securities;

(iii)	such funded debt is owed to Jabil or any restricted subsidiary;

(iv)	such funded debt existed at the time the person that issued such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter

(a)	other than in connection with the borrowing of money arranged thereafter and

(b)	pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

(v)	such funded debt is guaranteed by Jabil;

(vi)	such funded debt is guaranteed by a governmental agency;

(vii)	such funded debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Jabil;

(viii)	such funded debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired or constructed by a restricted subsidiary, provided such funded debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or constructed;

(ix)	such funded debt is nonrecourse; or

(x)	such funded debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding funded debt permitted by the foregoing.

Notwithstanding the foregoing, any restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other funded debt of Jabil’s restricted subsidiaries which would otherwise be subject to the foregoing restrictions (not including funded debt permitted to be incurred pursuant to clauses (i) through (ix) above), does not at the time such funded debt is incurred exceed an amount equal to 15% of consolidated net tangible assets.

For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Jabil, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Limitation on Issuance of Guarantees by Subsidiaries

Jabil will not permit any of its subsidiaries, directly or indirectly, to guarantee any indebtedness of Jabil (“guaranteed indebtedness”), unless (i) such subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a guarantee (a “subsidiary guarantee”) of payment of the applicable series of debt securities by such subsidiary and (ii) such subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of any rights of reimbursement, indemnity or subrogation or any other rights against Jabil or any other subsidiary of Jabil as a result of any payment by such subsidiary under its subsidiary guarantee; provided that this paragraph shall not be applicable to any guarantee of any subsidiary of Jabil that existed at the time such person became a subsidiary of Jabil and was not incurred in connection with, or in contemplation of, such person becoming a subsidiary of Jabil. If the guaranteed indebtedness is (a) pari passu with the debt securities, then the guarantee of such guaranteed indebtedness will be pari passu with, or subordinated to, the subsidiary guarantee or (b) subordinated to the debt securities, then the guarantee of such guaranteed indebtedness will be subordinated to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the debt securities. Notwithstanding the foregoing, any subsidiary guarantee by a subsidiary of Jabil may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an affiliate of Jabil, of all of Jabil’s and each other Jabil subsidiary’s capital stock in, or all or substantially all the assets of, such subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Merger, Consolidation or Sale of Assets

The indenture provides that Jabil may not (i) consolidate, merge, combine or amalgamate with or into any other person (whether or not affiliated with Jabil) or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with Jabil), or (ii) permit any other person (whether or not affiliated with Jabil) to consolidate, merge, combine or amalgamate with or into Jabil, unless (a) (1) in the case of a consolidation, merger, combination or amalgamation, Jabil is the entity surviving such event, or (2) in the case that Jabil consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Jabil’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder, and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Jabil or a subsidiary of Jabil at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and (c) in the event that Jabil is not the surviving person, either Jabil or the successor person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the relevant provisions of the indenture and that all conditions precedent as described in the indenture relating to such transaction have been complied with.

The continuing person must be a corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia (a “U.S. corporation”) or, if the continuing person is not a U.S. corporation, it must agree by supplemental indenture:

•	to irrevocably appoint an agent in New York City as its agent for service of process in any suit, action or proceeding with respect to the indenture and each series of debt securities issued thereunder and for actions brought under the federal or state securities laws brought in any federal or state court located in New York City, and submit to jurisdiction in New York;

•	that all payments on each series of debt securities in respect of the principal of and any premium and interest shall be made without withholding or deduction for any present or future taxes, duties, assessments or governmental charges of any nature imposed or levied by or on behalf of the person’s jurisdiction of organization or political subdivision or taxing authority, unless the taxes, duties, assessments or other governmental charges are required by the jurisdiction, subdivision or authority to be withheld or deducted, in which case the person will pay additional amounts so that after deducting the taxes, duties, assessments or governmental changes (and any additional taxes, duties, assessments, or governmental charges payable in respect of such), the holder of a debt security of such series receives the same amount that such holder would have received if the person were a U.S. corporation (provided, that, in the event of changes in taxes in the relevant jurisdiction after the date of the consolidation, merger, conveyance, transfer or lease, the continuing person will have the right to redeem all, but not less than all, of the debt securities of such series at a redemption price equal to the principal amount plus accrued interest, if any, to the date of redemption, subject to the conditions set forth in the indenture);

•	to indemnify immediately the holder of each debt security of each series against (a) any tax, assessment or governmental charge imposed on such holder or required to be withheld or deducted from any payment to such holder (including any governmental charge or withholding attributable to an indemnification payment made by or on behalf of any such person) as a consequence of the transaction in excess of the tax, assessment or governmental charge that would have been imposed on such holder or required to be withheld or deducted from any payment to such holder as a consequence of the transaction if the person was a U.S. corporation; and (b) any other tax costs or other tax expenses of the transaction that would not have been incurred if the person was a U.S. corporation.

If we or the continuing person deliver an opinion of an independent counsel or a tax consultant of recognized standing that the holder of a particular series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the transaction, a holder of the debt securities of such series will have this right to indemnification only if and when gain for U.S. federal income tax purposes is actually recognized by such holder as a result of the transaction. In addition, the continuing person will not be required to pay additional amounts as described above with respect to any tax imposed or withheld because the holder or beneficial owner of a debt security fails, upon request of the continuing person, to provide information concerning the nationality, residence or identity of such holder or beneficial owner, or to make any declaration or similar claim or satisfy any information or reporting requirement that is required or imposed under the income tax laws of the applicable jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge.

Enforceability of Judgments

A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S., subject to the conditions described under such heading. In such event, any judgment obtained in the U.S. against the successor person, including judgments with respect to payments on the debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following is an “event of default” under the indenture with respect to debt securities of any series:

(i)	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

(ii)	default in payment of the principal of or any premium with respect to any debt security of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

(iii)	default in making any sinking fund payment or analogous payment when due with respect to any debt security of such series;

(iv)	default in the performance, or breach, of any covenant, warranty or agreement of Jabil in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than that series) or any debt security of such series, and the continuance of such default or breach for a period of 60 days after delivery of written notice to Jabil by the trustee or to Jabil and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture;

(v)	there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Jabil or any restricted subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(vi)	Jabil or any of its restricted subsidiaries shall fail within 30 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $50,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith;

(vii)	certain events of bankruptcy, insolvency or reorganization of Jabil or any of its restricted subsidiaries; or

(viii)	any other event of default established in or pursuant to the indenture for the debt securities of such series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the debt securities of the occurrence of a default with respect to the debt securities (except a default in payment of principal, premium, if any, or interest, if any, or additional amounts or sinking fund payments, if any) so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders to do so. The trustee is obligated to withhold notice to the holders of the debt securities for at least 30 days if the default is of the character specified in (iv) above.

The indenture provides that if an event of default with respect to any series of debt securities of the type described in clause (vii) with respect to Jabil shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the debt securities of such series will become immediately due and payable. The indenture provides that if any other event of default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal amount (or if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. Subject to the foregoing, holders of a majority in principal amount of the then outstanding debt securities of any series issued under the indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. The indenture requires that, within 120 days after the end of each fiscal year, Jabil provide the trustee with a written statement certifying as to whether it (i) has complied with all conditions and covenants imposed on it under the indenture and (ii) is in default under the terms of the indenture. Jabil is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time would constitute an event of default.

Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of the debt securities) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

The indenture contains the following defined terms:

“additional amounts” means any additional amounts which are required by the indenture or any debt security, under circumstances specified therein (as applicable), to be paid by Jabil in respect of certain taxes, assessments or other governmental changes imposed on debt security holders and which are owing to such debt security holders. As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of and premium, if any, and interest, if any, on such debt securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such debt securities in such context.

“attributable debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Jabil), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“capital stock” means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

“consolidated net tangible assets” means the total of all assets reflected on a consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Jabil and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, “current liabilities” include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Jabil and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination, all as reflected on such consolidated balance sheet of Jabil and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

“consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Jabil in its consolidated financial statements if such statements were prepared as of such date.

“Credit Facility” means, collectively, the Amended and Restated Five Year Credit Agreement dated as of July 19, 2007, among Jabil, the lenders named therein, and Citicorp USA, Inc., as administrative agent, any amendment, extension, renewal, increase, decrease, substitution or replacement of such agreement, and any other credit facility or facilities entered into by Jabil after such loan agreement or any such amendment, extension, renewal, increase, decrease, substitution or replacement have been cancelled or otherwise terminated.

“currency agreement” means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement including the combinations of these transactions designed to protect Jabil or any restricted subsidiary of Jabil against fluctuations in currency values.

“funded debt” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

“generally accepted accounting principles” or “U.S. GAAP” means generally accepted accounting principles as in effect in the U.S. from time to time, applied on a basis consistent (except for changes concurred with by Jabil’s independent public accountants) with the most recent audited consolidated financial statements of Jabil and its consolidated subsidiaries.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“indebtedness” means (a) any liability of Jabil or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument, or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement made in connection with the acquisition of any businesses, properties or assets of any kind, or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Jabil or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements, to the extent not otherwise included in this definition; (b) any liability of others of a type described in the preceding clause (a) to the extent that Jabil or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. “Indebtedness” shall not be construed to include (y) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), or (z) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for purposes of the covenant restricting funded debt of restricted subsidiaries.

“interest rate agreement” means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, including the combination of these transactions, designed to protect the party indicated therein against fluctuations in interest rates.

“lien” means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

“permitted receivables transaction” means any transaction or series of transactions entered into by Jabil or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of Jabil or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, or other financial assets or other transactions evidenced by receivables purchase agreements, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

“person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“restricted subsidiary” means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting stock of which is legally and beneficially owned by Jabil and its wholly-owned restricted subsidiaries at such time.

“subsidiary of Jabil” means any corporation, association or other business entity of which at the time of determination Jabil, or one or more subsidiaries in which Jabil owns or controls more than 50% of the shares of voting stock, owns or controls more than 50% of the shares of voting stock.

“surety obligations” means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Jabil or any of its restricted subsidiaries and one or more surety providers, for the benefit of Jabil’s or any restricted subsidiary’s suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

“voting stock” means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“wholly-owned restricted subsidiary” means, at any time, any restricted subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by Jabil and/or any one or more of Jabil’s other wholly-owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

Upon the direction of Jabil, the indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Jabil (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series and, if applicable, any coupons appertaining thereto have become due and payable or will become due and payable at their stated maturity within one year or, if redeemable at the option of Jabil, are to be called for redemption within one year and Jabil has deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be, (ii) Jabil has paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series and, if applicable, any coupons appertaining thereto and (iii) Jabil has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent as provided in the indenture relating to the satisfaction and discharge of the indenture as to the debt securities of such series have been complied with. If the debt securities of any such series provide for the payment of additional amounts, Jabil will remain obligated, following such deposit, to pay additional amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

The indenture provides that, unless the relevant defeasance or covenant defeasance provisions of the indenture are made inapplicable to the debt securities of or within any series, Jabil may elect with respect to any series of debt securities either to defease and be discharged from (i) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) (“defeasance”) or (ii) certain restrictive covenants, if any, in the indenture, and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities of such series (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of such series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Jabil (in the exercise of its sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Jabil is a party or by which it is bound, (ii) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time (during the period ending on the 123rd day after such date) and (iii) Jabil has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Jabil, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“foreign currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the U.S. or by any recognized confederation or association of such governments.

“government obligations” means debt securities which are (i) direct obligations of the U.S. or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on such debt securities or any additional amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S. or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

If after Jabil has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (i) the holder of any debt security of that series is entitled to, and does, elect pursuant to the indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (ii) a conversion event (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event.

“Conversion event” means the cessation of use of (i) a foreign currency both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

In the event Jabil effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in such foreign currency in which such debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Jabil would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture contains provisions permitting Jabil and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to any debt securities issued under the indenture or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to, or reduce the rate of interest thereon, or reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

•	impair the holder’s right to institute suit to enforce the payment of any such debt securities on or after the stated maturity thereof;

•	adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, any debt securities issued under the indenture are payable;

•	affect the ranking, or with respect to collateral the priority or security, of the debt securities of each applicable series (other than as expressly permitted in the supplemental indenture relating to such series or the terms of the securities, in each case at the time of issuance of such securities), in a manner adverse to the holders of such securities;

•	make any change that adversely affects the right to convert or exchange any debt security into or for shares of common stock of Jabil or other securities (whether or not issued by Jabil), cash or property in accordance with its terms; or

•	reduce the aforesaid percentage in principle amount of debt securities of any series issued under the indenture, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Jabil and the trustee, without the consent of the holders of the debt securities or any debt securities of any other series issued thereunder, to modify or amend the indenture in order, among other things:

•	to evidence the succession of another person to Jabil, and the assumption by any such successor of the covenants contained in the indenture and any debt securities issued under the indenture;

•	to add to the covenants of Jabil made in the indenture for the benefit of the holders of any series of the debt securities or to surrender any right or power conferred upon Jabil by the indenture;

•	to add to the events of default or the covenants of Jabil for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

•	to secure the debt securities;

•	to provide for conversion or exchange rights of the holders of any series of debt securities;

•	to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities as set forth in the indenture;

•	to add any additional events of default with respect to all or any series of debt securities;

•	to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement and entitled to the benefits of such provision; or

•	to amend or supplement any provision therein or in any supplemental indenture, provided that no such amendment or supplement shall materially and adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Jabil with certain restrictive provisions of the indenture to the extent described in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

The indenture contains provisions for convening meetings of the holders of the debt securities of a series issued thereunder. A meeting may be called at any time by the trustee, and also, upon request, by Jabil or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum (as described below) is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. Any resolution, however, with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series or the related coupons (if any). The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series, subject to certain exceptions.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable indenture:

•	the portion of the principal amount of an original issue discount security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be declared to be due and payable upon a declaration of acceleration thereof pursuant to the terms of such original issue discount security as of the date of such determination,

•	the principal amount of any indexed security that shall be deemed to be outstanding for such purpose shall be the principal face amount of such indexed security determined on the date of its original issuance,

•	the principal amount of any debt security denominated in a foreign currency shall be deemed to be the dollar equivalent of such debt security, determined on the date of original issuance of such debt security and,

•	any debt security owned by Jabil or any obligor on such debt security or any affiliate of Jabil or such other obligor shall be deemed not to be outstanding, except in certain limited circumstances.

Book-Entry Securities

Unless otherwise specified in the applicable prospectus supplement, Jabil will issue to investors securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the depository will be The Depository Trust Company, also referred to as DTC. Investors may elect to hold interests in the global debt securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (the “Euroclear System”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the respective depositaries’ names on the books of DTC.

DTC

DTC has advised that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC has also advised that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to DTC or its nominee. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the securities entitled to the benefits of the securities or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit those payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Clearstream

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

The Euroclear System

The Euroclear System has advised that it was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to each series of debt securities held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear System.

Global Security Certificates

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or its nominee, as the registered holder of those securities.

Definitive Certificate Form

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies Jabil that it is unwilling or unable to continue as depositary for the book-entry security or DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered;

•	Jabil executes and delivers to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default with respect to the applicable series has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, the trustee will recognize the beneficial owners of those definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by Jabil; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

Neither Jabil nor the trustee, nor any agent of Jabil or the trustee, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

Governing Law

Unless otherwise specified in any prospectus supplement, the indenture is and the debt securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Jabil, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with Jabil and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default under the indenture, or else resign.

DESCRIPTION OF CAPITAL STOCK

Under our certificate of incorporation, as amended (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 510,000,000, consisting of two classes: 500,000,000 shares of common stock, $0.001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.001 par value per share (“preferred stock”). As of October 13, 2017, there were 176,303,929 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter, our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Our charter and bylaws may be obtained as described below under the heading “Where You Can Find More Information.” You should read our charter and bylaws and the applicable provisions of the DGCL for a complete description of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders, other than the election of directors, shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the applicable meeting and actually cast on such subject matter at the applicable meeting.

Election of Directors. Each director shall hold office until the next annual meeting of stockholders following his or her election and until a successor has been elected and qualified, or until his or her earlier death, resignation or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each director to be elected by stockholders shall be elected by the vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director; provided, however, that if our board of directors determines that the election is contested then directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. As provided in our bylaws, a “majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes actually cast with respect to that director’s election. Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her conditional resignation following certification of the stockholder vote, and our nominating and corporate governance committee shall consider such incumbent director’s resignation and recommend to the board of directors whether to accept or reject such resignation. The nominating and corporate governance committee and the board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Dividends and Distributions. Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Preemptive Rights, Redemption and Conversion. Our common stock is not entitled to preemptive rights and holders of common stock have no rights to redeem their common stock or convert their common stock into any other securities.

Preferred Stock

Under our charter, the board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time. Our board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. Pursuant to any restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series of preferred stock, the board of directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of the Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus.

Anti-Takeover Provisions of Our Charter and Bylaws

Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of the Company. For example, our charter and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without the vote of or other action by our stockholders, to cause the issuance of preferred stock in one or more series from time to time and, with respect to each series, to establish the number of shares constituting that series and to fix the rights and other terms of that series, which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences and rights to convert the preferred stock of such series into other securities;

•	provide that vacancies on our board of directors or newly created directorships resulting from an increase in the number of our authorized directors may be filled only by a majority of directors then in office, even if such directors then in office constitute less than a quorum;

•	provide that the number of directors constituting our board of directors shall be fixed from time to time and determined by our board of directors;

•	establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	provide that, subject to applicable law and our charter, special meetings of stockholders for any proper purpose may be called only by the board of directors, or by the chairman of the board, or by the chief executive officer, or by one or more stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at that meeting, and stockholders may not take action by written consent; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common stockholders.

The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a merger, change of control or other takeover of our Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus. These provisions may also have the effect of preventing changes in our management.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our charter provides that, to the fullest extent permitted by law, none of our directors shall be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, and provides that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “JBL.”

DESCRIPTION OF WARRANTS

Jabil may issue warrants for the purchase of debt securities, common stock, preferred stock or units. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Jabil and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Jabil in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The following summary is qualified in its entirety by reference to such exhibits.

The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which warrants will be issued;

•	the designation, terms and number of securities purchasable upon exercise of warrants;

•	the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security;

•	the date, if any, on and after which warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum and/or maximum amount of warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

Jabil may elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of shares of preferred stock) of a share of a particular series of preferred stock. In the event Jabil elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of shares of preferred stock represented by depositary shares will be deposited under a deposit agreement among Jabil, a depositary selected by Jabil and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of shares of preferred stock in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and may be obtained from us upon request. The foregoing summary is qualified in its entirety by reference to such exhibits.

PLAN OF DISTRIBUTION

We may sell the securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in the applicable prospectus supplement or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Sidley Austin LLP. Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Jabil Inc. and subsidiaries appearing in Jabil Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2017 (including the schedule appearing therein) and the effectiveness of Jabil Inc. and subsidiaries’ internal control over financial reporting as of August 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.jabil.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 11 Wall Street, New York, New York 10005.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. The documents and other information incorporated by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended August 31, 2017 (File No. 001-14063).

•	The description of the common stock contained in our Registration Statement on Form 8-A filed on April 28, 1998 (File No. 001-14063), including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

•	All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information deemed to have been “furnished” and not “filed” under the Exchange Act, including information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Notwithstanding the foregoing, we are not incorporating any document or information that we deemed within a Current Report on Form 8-K or Form 8-K/A to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are also available from us without charge excluding any exhibits to those documents. You can request those documents at no cost by visiting our website at www.jabil.com, by calling (727) 577-9749, or by making a written request to our Investor Relations Department at:

Jabil Inc.

Attention: Investor Relations and Communications

10560 Dr. Martin Luther King, Jr. Street North

St. Petersburg, Florida 33716

We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

All expenses in connection with the issuance and distribution of the securities being registered will be paid by Jabil. The following is an itemized statement of these expenses:

SEC Registration Fee	$(1)(2)
FINRA Filing Fee	$(2)
Legal Fees and Expenses	$(2)
Accounting Fees and Expenses	$(2)
Indenture Trustees’ Fees and Expenses	$(2)
Blue Sky Fees and Expenses	$(2)
Printing and Mailing Expenses	$(2)
Rating Agency Fees	$(2)
Transfer Agent Fees	$(2)
Miscellaneous	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registration fee will be paid at the time of any particular offering of securities under this registration statement.
(2)	The amount of these fees and expenses is not currently determinable. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The preceding discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the reference to Section 145 of the DGCL.

Article Tenth of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the Registrant. Article VI of the Registrant’s Amended and Restated Bylaws, as amended, provides that the Registrant, shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The Registrant has entered into Indemnification Agreements with its officers and directors with further indemnification to the maximum extent permitted by the DGCL.

The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.		Description

1.1*	-	Form of Underwriting Agreement.

4.1	-	Registrant’s Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q (File No. 001-14063) filed by the Registrant for the quarterly period ended May 31, 2017.)

4.2	-	Registrant’s Bylaws, as amended. (Incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q (File No. 001-14063) filed by the Registrant for the quarterly period ended May 31, 2017.)

4.3	-	Form of Certificate for Shares of the Registrant’s Common Stock. (Incorporated by reference to exhibit Amendment No. 1 to the Registration Statement on Form S-1 (File No. 33-58974) filed by the Registrant on March 17, 1993.) (P)

4.4	-	Indenture, dated January 16, 2008, by and between Jabil Inc. (formerly known as Jabil Circuit, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee. (Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-14063) filed by the Registrant on January 17, 2008.)

4.5*	-	Form of Debt Security.

4.6*	-	Form of Preferred Stock Certificate of Designation.

4.7*	-	Form of Certificate for Shares of the Registrant’s Preferred Stock.

4.8*	-	Form of Warrant Agreement.

4.9*	-	Form of Warrant Certificate.

4.10*	-	Form of Deposit Agreement.

4.11*	-	Form of Depositary Receipt.

5.1	-	Opinion of Sidley Austin LLP.

12.1	-	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	-	Consent of Ernst & Young LLP.

23.2	-	Consent of Sidley Austin LLP (included in opinion filed as Exhibit 5.1).

24.1	-	Power of Attorney (see Signature page).

25.1	-	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., with respect to the Indenture.

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8- K in connection with the offering of securities registered hereunder.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 19, 2017.

JABIL INC. (Registrant)

By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Forbes I.J. Alexander and Robert Katz, each acting alone as an attorney-in-fact with the full power of substitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Timothy L. Main Timothy L. Main	Chairman of the Board of Directors	October 19, 2017

/s/ Thomas A. Sansone Thomas A. Sansone	Vice Chairman of the Board of Directors	October 19, 2017

/s/ Mark T. Mondello Mark T. Mondello	Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2017

/s/ Forbes I.J. Alexander Forbes I.J. Alexander	Chief Financial Officer (Principal Financial and Accounting Officer)	October 19, 2017

/s/ Anousheh Ansari Anousheh Ansari	Director	October 19, 2017

/s/ Martha F. Brooks Martha F. Brooks	Director	October 19, 2017

/s/ Frank A. Newman Frank A. Newman	Director	October 19, 2017

/s/ John C. Plant John C. Plant	Director	October 19, 2017

/s/ Steven A. Raymund Steven A. Raymund	Director	October 19, 2017

/s/ David M. Stout David M. Stout	Director	October 19, 2017